UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


           PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 1998 (April 6, 1998)

                         Commission File Number 0-14695

                NTS-PROPERTIES VI, A Maryland Limited Partnership
             (Exact name of registrant as specified in its charter)

         Maryland                                  61-1066060
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)

   10172 Linn Station Road
   Louisville, Kentucky                                40223
(Address of principal executive                     (Zip Code)
offices)

Registrant's telephone number,
including area code                                (502) 426-4800

                                 Not Applicable
               Former name, former address and former fiscal year,
                          if changed since last report


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Item 5.       Other Items

On December 31, 1995, NTS-Properties VI, a Maryland Limited Partnership (the "Partnership) established an Interest Repurchase Reserve pursuant to Section
16.4 of the Partnership's Amended and Restated Agreement of Limited Partnership. Under Section 16.4, limited partners may request the Partnership to repurchase their respective interests (Units) in the Partnership. The Partnership notified the limited partners by letter on February 1, 1996 of the establishment of the Interest Repurchase Reserve.

As of April 6, 1998, NTS-Properties VI has elected to fund an additional amount of $120,000 to its Interest Repurchase Reserve. With this funding, the Partnership will be able to repurchase up to 400 Units at a currently contemplated price of $300 per Unit. If the number of units submitted for repurchases exceeds that which can be repurchased by the Partnership with the current funding, those additional Units may or may not be repurchased in subsequent quarters with additional funding. The above offering price per Units was established by the General Partner in its sole discretion and does not purport to represent the fair market value or liquidation value of the Unit.




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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        NTS-PROPERTIES VI, a Maryland
                                        Limited Partnership
                                                  (Registrant)


                                        BY:   NTS-Properties Associates VI
                                              BY:  NTS Capital Corporation,
                                                    General Partner


                                                    /s/ John W. Hampton
                                                    John W. Hampton
                                                    Senior Vice President



Date:    April 7, 1997




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